UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2010

Element92 Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2510 Warren Avenue, Cheyenne, Wyoming 82001
(Address of Principal Executive Offices) (Zip Code)

(518) 633-4777
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

Element92 Resources Corp. (the “Company”) announced that it has closed on the acquisition of an additional 23% interest in Legarleon Precious Metals, Ltd. (“LPM” or “Legarleon”), bringing the Company’s interest in LPM to a majority interest total of 51%. The Company previously announced the acquisition of a 28% interest in LPM on May 11, 2010. E92R will pay 902,000 restricted shares for the additional 23% stake, bringing the total cost for the full 51% stake in LPM to 2,000,000 restricted shares.

Legarleon is a Hong Kong company with a seat on The Chinese Gold & Silver Society Exchange based in Hong Kong. The Gold Exchange provides local and international investors with a gold market in which they can exploit gold as a vehicle of investment, speculation, hedging and arbitrage. The Exchange dates back to 1910 when it began operations as the "Gold and Silver Exchange Company" and plays a vital role in Hong Kong's gold market.

Item 9.01                      Exhibits.

 Exhibit No.                      Description

 10.14                      Amendment to the Sale and Purchase Agreement between Element92 Resources Corp. and Legarleon Precious Metals, Ltd. dated June 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2010

ELEMENT92 RESOURCES CORP.

/s/ Daniel S. Mckinney
Daniel S. Mckinney
President & Chief Executive Officer